Exhibit 10.6

FIRST AMENDMENT

TO THE

NCO GROUP, INC. RESTRICTED SHARE PLAN

(f/k/a COLLECT HOLDINGS, INC. RESTRICTED SHARE PLAN)

In accordance with the power reserved to it in Section 8.1 of the NCO Group, Inc. Restricted Share Plan, (the “Plan”), the Board of Directors of NCO Group, Inc. (the “Company”) hereby amends the Plan, effective immediately following the merger of NCO Group, Inc., a Pennsylvania corporation, with and into Collect Holdings, Inc., a Delaware corporation, whereby Collect Holdings, Inc., survives the merger and is renamed NCO Group, Inc., a Delaware corporation, as follows:

1.	Section 2.10 is amended in its entirety to read as follows:

“2.10. ‘Company’ means NCO Group, Inc., a Delaware corporation, or any successor corporation”

2.	Section 2.16 is amended in its entirety to read as follows:

“2.16. ‘Plan’ means the NCO Group, Inc. Restricted Share Plan herein set forth, as amended from time to time.”

3.	Section 2.21 is amended in its entirety to read as follows:

“2.21. ‘Stockholders Agreement’ means the Stockholders Agreement by and among Collect Holdings, Inc., One Equity Partners II, L.P. (‘OEP II’), OEP II Partners Co-Invest, L.P. and the Management Investors named therein, dated as of November 15, 2006, as it may hereafter be amended from time to time.”

* * * * *

To record the adoption of this First Amendment to the Plan, the Company has caused its authorized officers to affix its corporate name and seal this 27th day of February, 2007.

[CORPORATE SEAL]		NCO GROUP, INC.

Attest:	/s/ Mimi Mahal	By:	/s/ John R. Schwab
John R. Schwab
Chief Financial Officer